CUSIP No.135086106                     13G
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                       EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                              November 07, 2025
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          MORGAN STANLEY, Morgan Stanley Investment Management Inc. and

              Morgan Stanley Institutional Fund, Inc. International Advantage

              Portfolio hereby agree that, unless differentiated, this Schedule

              13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Christopher O'Hara
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           Christopher O'Hara/Authorized Signatory, Morgan Stanley

           Morgan Stanley Investment Management Inc.

           BY: /s/ Deidre A. Downes
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           Deidre A. Downes/Authorized Signatory,
           Morgan Stanley Investment Management Inc.

           Morgan Stanley Institutional Fund, Inc. International Advantage Portfolio

           BY: /s/ John H. Gernon
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           John H. Gernon/Authorized Signatory,
           Morgan Stanley Institutional Fund, Inc. International Advantage Portfolio


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).